Exhibit  23.01




                       CONSENT OF INDEPENDENT AUDITORS'



Board of Directors and Shareholders
Draco Holding Corporation


We hereby consent to the incorporation by reference in this Registration Statement of Draco Holding Corporation, on Form S-8 of our report dated March 17, 2003, of Draco Holding Corporation, for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
May 13, 2003